Exhibit 99.1

China Security & Surveillance Technology Enhances Executive Management Team

SHENZHEN, China, January 16, 2009 -- China Security & Surveillance Technology, Inc. ("China Security" or the "Company") (NYSE:CSR)(DIFX:CSR), a leading provider of digital surveillance technology in the PRC, today announced two promotions to its management team to further enhance the Company’s position for continued growth. These new positions are effective as of January 9, 2009.

Mr. Daiyou Qian has been promoted to a newly created position of Chief Strategy Officer (CSO) from his former role as Chief Operating Officer (COO). In this new role, he will assist Mr. Guoshen Tu, current Chairman and Chief Executive Officer, with the overall strategic direction of China Security’s diversified business segments.

Previously, in January 2008 Mr. Qian was promoted to COO of China Security after serving as General Manager from April 2005 to December 2007 for Hangzhou Tsingvision Intelligence System Co. Ltd., or Tsingvision, a company he founded in 2003 and was acquired by China Security in July 2007. From April 2005 to June 2007, Mr. Qian also was an Associate Professor of Hangzhou Normal University. From December 1995 to April 2005, Mr. Qian was Senior Engineer of CETC Institute 52 (China Electronics Science and Technology Corporation, the Institute).

Mr. Lizhong Wang has been promoted to COO and will assume Mr. Qian’s previous responsibilities. Mr. Wang has served as China Security’s Chief Administrative Office and the President of Company’s System Integration Division since 2008. From August 2006 to December 2007, he served as the vice president and the president of Shenzhen Golden Group Co., Ltd. Prior to joining Golden Group, Mr. Wang was the vice chairman of CPPCC and People’s Congress of Qingyuan district, Ji’An city. Mr. Wang holds an EMBA from Centenary College, U.S.A., and a B.A and M.A. in Economics from the Party School of the Central Committee of C.P.C, China.

Mr. Guoshen Tu, Chairman and Chief Executive Officer of China Security commented, "I am very pleased to announce the promotions of Mr. Qian and Mr. Wang, as well as the creation of the Chief Strategy Officer position at China Security. Messrs. Qian and Wang have made significant contributions to our thriving business and thoroughly understand the needs of our expanding organization, as well as the needs of our growing customer base. These executive appointments will further augment China Security’s strategic position, while continuing to streamline our main business segments which include manufacturing, system integration, operating services, and local & foreign brand distribution in China. I congratulate each executive on their well-deserved promotions and anticipate even greater success in their new key roles in expanding our leadership position in the security and surveillance market."

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, China Security manufactures, distributes, installs and services security and surveillance products and systems as well as develops security and surveillance related software in China. Its customers are mainly comprised of commercial and government entities and non-profit organizations. China Security has built a diversified customer base through its extensive sales and service network that includes over 150 branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com.

Safe Harbor Statement

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "will" "believes", "expects" or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

For more information, please contact:

China Security & Surveillance
Terence Yap
Tel: 86 755 83516102
Email: terence.yap@csst.com

Kewa Luo
Tel: +1-212-984-0688
Email: ir@csst.com

ICR:
Investor Contact
ICR, Inc.
Bill Zima
Tel: +1-203-682-8200

Media Contact
Fleishman-Hillard Hong Kong
Patrick Yu
Tel: +852-2540-2577
Email: Patrick.yu@fleishman.com